EXHIBIT 10.50
     STOCK PURCHASE AGREEMENT, dated as of September 1, 2005 (this “Agreement”), between Ceres Group, Inc., a Delaware corporation (“Ceres”), and International Managed Care, LLC, a Delaware limited liability company (“IMC”) and International Managed Care (Bermuda), L.P., a Bermuda limited partnership (“IMC Bermuda”) (each a “Seller” and together “Sellers”).
RECITALS
     A. Sellers own 2,381,670 shares of Ceres’ common stock, par value $.001 per share (the “Common Stock”); and
     B. Ceres desires to purchase from Sellers, and Sellers desire to sell to Ceres, 1,000,000 shares of Common Stock (with IMC selling 670,236 shares and IMC Bermuda selling 329,764 shares, collectively, the “Shares”), upon the terms and subject to the conditions set forth herein;
     NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements herein set forth, the parties hereto hereby agree as follows:
ARTICLE I
PURCHASE AND SALE OF SHARES
     SECTION 1.1 Purchase and Sale of Shares. At the Closing, upon the terms and subject to the conditions of this Agreement, Sellers shall sell, transfer and deliver to Ceres, and Ceres shall purchase from Sellers, all of the Shares. The aggregate purchase price to be paid by Ceres for all of the Shares shall be $5,920,000 (with IMC receiving $3,967,797.12 and IMC Bermuda receiving 1,952,202.88, collectively, the “Purchase Price”). The Purchase Price shall be paid in cash, in its entirety, by wire transfer in immediately available funds, to one or two accounts designated by each of IMC and IMC Bermuda.
     SECTION 1.2 Closing Date. The closing of the purchase and sale of the Shares (hereinafter called the “Closing”) shall take place on September 8, 2005.
     SECTION 1.3 Transactions to be Effected at the Closing. At the Closing, Ceres shall deliver the Purchase Price to the Sellers against delivery of the Shares to Ceres. Each Seller shall deliver certificates for the Shares being sold by it endorsed in blank or accompanied by stock powers endorsed in blank with signatures guaranteed by a bank or trust company or broker-dealer that is a member of the New York Stock Exchange, all in form reasonably acceptable to Ceres.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF SELLERS
     SECTION 2.1 Authorization and Validity of Agreement. Each Seller has all requisite power to execute, deliver and perform under this Agreement. The execution, delivery and performance by each Seller of this Agreement and the consummation by each Seller of the transactions contemplated hereby have been duly authorized by all necessary action. This Agreement has been duly executed and delivered by each Seller and, assuming due authorization, execution and delivery by Ceres, is a legal, valid and binding obligation of each Seller, enforceable against each Seller in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).
     SECTION 2.2 No Conflict. The execution and delivery by each Seller of, and the performance by each Seller of its obligations under, this Agreement will not contravene or conflict with any provision of applicable law, or the certificate of incorporation, by-laws or other constitutive documents of such Seller, or any agreement or other instrument binding upon such Seller or any judgment, order or decree of any governmental body, agency or court having jurisdiction over such Seller, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by such Seller of its obligations under this Agreement.
     SECTION 2.3 Ownership of Shares. As of the date hereof and at the Closing Date, each Seller owns and will own, beneficially and of record, all of the Shares being sold by it, free and clear of all security interests, liens, claims, pledges, agreements, limitations in voting rights, charges or other encumbrances of any nature whatsoever (collectively, “Liens”). At the Closing Date, each Seller will transfer to Ceres good and marketable title to the Shares being sold by it, free and clear of all Liens.
     SECTION 2.5 No Liability. Each Seller expressly acknowledges that it is not relying upon any information, representation or warranty by Ceres in determining to sell the Shares and that Ceres has not made any representations or warranties to the Sellers in connection therewith except as set forth herein. Each Seller represents that it is a sophisticated seller with respect to the Shares and acknowledges that it has, independently and without reliance upon Ceres, and based on such documents and information as such Seller has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and prospects of Ceres and the merits and consequences of its sale of the Shares and made its own decision with respect to its sale of the Shares. Each Seller represents that it has consulted to the extent deemed appropriate by it with its own advisers as to the financial, tax, legal and related matters concerning a sale of the Shares and on that basis understands the financial, legal, tax and related consequences of a sale of the Shares, and believes that a sale of the Shares is suitable and appropriate for it.
     SECTION 2.6 No Manipulation. Each Seller has not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the U.S. Securities Exchange Act of 1934, as amended, or otherwise, stabilization or manipulation of the price of any security of Ceres to facilitate the sale or resale of the Common Stock.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF BUYER
     SECTION 3.1 Authorization and Validity of Agreement. Ceres has all requisite corporate power to execute, deliver and perform under this Agreement. The execution, delivery and performance by Ceres of this Agreement and the consummation by Ceres of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Ceres and, assuming due authorization, execution and delivery by each Seller, is a legal, valid and binding obligation of Ceres, enforceable against Ceres in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law).
     SECTION 3.2 Execution. The execution and delivery by Ceres of, and the performance by Ceres of its obligations under, this Agreement will not contravene any provision of applicable law, or the certificate of incorporation, by-laws or other constitutive documents of Ceres, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Ceres, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Ceres of its obligations under this Agreement.
ARTICLE IV
MISCELLANEOUS
     SECTION 4.1 Expenses. Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each party hereto agrees to pay or cause to be paid all expenses incident to the preparation for and performance of its obligations under this Agreement.
     SECTION 4.2 Notices. All statements, requests, notices and agreements hereunder shall be in writing, and (i) if to any Seller shall be delivered or sent by mail or telecopy transmission to Bradley E. Cooper, 54 Thompson Street, New York, New York 10012 (Facsimile: 212-965-2431) or (ii) if to Ceres, shall be delivered or sent by mail or telecopy transmission to Ceres Group, Inc., 17800 Royalton Road, Strongsville, Ohio 44136, Attention: General Counsel (Facsimile: 440-878-3600). Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. Each Seller shall only be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of Ceres.
     SECTION 4.3 Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

     SECTION 4.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall be deemed to be one and the same instrument.
     SECTION 4.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Ohio without regard to conflicts of laws principles thereof.
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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

CERES GROUP, INC.
/s/ David I. Vickers

By: David I. Vickers Its: Executive Vice President and Chief Financial Officer
INTERNATIONAL MANAGED CARE, LLC
By: Insurance Partner, L.P.,
       its managing member
By: Insurance GenPar, L.P.,
       its general partner
By: Insurance GenPar MGP, L.P.,
       its general partner
By: Insurance GenPar MGP, Inc.,
       its general Partner

/s/ Robert A. Spass

By: Robert A. Spass Title: President
INTERNATIONAL MANAGED CARE
(BERMUDA), L.P.
By: Insurance Partner Offshore (Bermuda), L.P.,
       its general partner
By: Insurance GenPar (Bermuda), L.P.,
       its general partner
By: Insurance GenPar (Bermuda) MGP, L.P.,
       its general partner
By: Insurance GenPar (Bermuda)
       MGP, Ltd., its general Partner

/s/ Robert A. Spass

By: Robert A. Spass Title: President